EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
------

Kentucky First Bancorp, Inc.


                                     State or Other                 Percentage
Subsidiaries (1)             Jurisdiction of Incorporation           Ownership
----------------             -----------------------------           ---------

First Federal Savings Bank             United States                    100%

Cynthiana Service Corporation (2)        Kentucky                       100%



(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.
(2)  Wholly owned subsidiary of First Federal Savings Bank.